Exhibit 10.1

Dated [●] ___, 2021

Indemnification Agreement

between

FWD Group Holdings Limited

Company

and

[●]

Indemnitee

White & Case Pte. Ltd.

8 Marina View #27-01

Asia Square Tower 1

Singapore 018960

(i)

Form of Indemnification Agreement

This Indemnification Agreement (the “Agreement”) is entered into as of     [●] ___, 2021 by and between FWD Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) and the undersigned, [the/a/an] [insert position(s)] of the Company (“Indemnitee”).

Recitals

(A)	Indemnitee’s service to the Company substantially benefits the Company.

(B)	The Company recognizes that highly competent persons are becoming more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against risks of claims and actions against them arising out of their services to the corporation.

(C)	The Board of Directors of the Company (the “Board”) has determined that the inability to attract and retain highly competent persons to serve the Company would be detrimental to the best interests of the Company and its shareholders and that it is reasonable and necessary for the Company to provide adequate protection to such persons against risks of claims and actions against them arising out of their services to the Company.

(D)	The Company and Indemnitee do not regard the indemnities available under the Company’s memorandum and articles of association, as now or hereinafter in effect (the “Articles of Association”) as adequate to protect Indemnitee against the risks associated with his or her service to the Company.

(E)	The Company is willing to indemnify Indemnitee to the fullest extent permitted by applicable law, and Indemnitee is willing to serve and continue to serve or to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

(F)	This Agreement is a supplement to and in furtherance of the indemnification provided in the Articles of Association and this Agreement shall not be deemed a substitute therefor, nor shall this Agreement be deemed to limit, diminish or abrogate any rights of Indemnitee thereunder.

Agreement

In consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Article I

Definitions

The following terms shall have the meanings defined below:

“Change in Control” shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar or successor schedule or form) promulgated under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred (irrespective of the applicability of the initial clause of this definition), if on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity; (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of ordinary shares of the Company; or (c) any current beneficial shareholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, possessing more than 50% of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total combined voting power represented by the Company’s then outstanding ordinary shares, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the ordinary shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into ordinary shares of the surviving entity) at least 50% of the total voting power represented by the ordinary shares of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of the Company’s assets.

(2)

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

“Expenses” shall include, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees, retainers, and disbursements and costs of attachment or similar bond, court or arbitration costs, transcript costs, fees of experts, witness fees, investigations, liabilities, losses, taxes, any expenses paid or incurred, in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payments under this Agreement and reasonable compensation for time spent by Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which Indemnitee is not otherwise compensated by the Company or any third party; provided that if Indemnitee provides his or her primary professional services based on an hourly fee rate (the “Hourly Rate”), the Expenses shall also include the product of the amount of time he or she shall spend for any Proceeding and the effective Hourly Rate.

“Indemnifiable Event” means any event or occurrence that takes place either before, on or after the execution of this Agreement, related to (i) the fact that Indemnitee is or was a director or an officer of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity, including services with respect to employee benefit plans, or was a director or officer of an entity that was a predecessor of the Company or another entity at the request of such predecessor entity, or related to anything done or not done by Indemnitee in any such capacity, (ii) any actual or alleged act or omission or neglect or breach of duty, including, without limitation, any actual or alleged error or misstatement or misleading statement, which Indemnitee commits or suffers while acting in any such capacity, or (iii) Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Articles of Association, applicable law or otherwise.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(3)

“Participant” means a person who is a party to, or witness or participant (including on appeal) in, a Proceeding.

“Proceeding” means any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal investigation), inquiry, administrative hearing or other proceeding, discovery request, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, including any appeal thereof, in which Indemnitee may be or may have been involved as a party or otherwise by reason of an Indemnifiable Event, including, without limitation, any threatened, pending, or completed action, suit or proceeding by or in the right of the Company.

“Reviewing Party” means (i) the Board by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, Independent Counsel selected (if a Change in Control has not occurred) by a majority of such Disinterested Directors and approved by the Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Upon failure of such Disinterested Directors to so select, or upon the failure of Indemnitee to so approve, such Independent Counsel within 20 days after submission by Indemnitee of a written request for indemnification pursuant, either party may refer the matter to HKIAC (or such other person or body as the Indemnitee and the Company may agree in writing) to select the Independent Counsel.

Article II

Agreement To Indemnify

Section 2.01     General Agreement. In the event Indemnitee was, is, or becomes a Participant in, or is threatened to be made a Participant in, a Proceeding, the Company shall hold harmless and indemnify Indemnitee from and against any and all Expenses which Indemnitee incurs or becomes obligated to incur in connection with such Proceeding, to the fullest extent permitted by applicable law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Articles of Association, or by statute if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands company to indemnify a member of its board of directors or an officer, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 2.03 hereof. The provisions of this Section 2.01 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(4)

Section 2.02     Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of Expenses, but not for the total amount of Expenses, the Company shall indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

Section 2.03     Exclusions. Notwithstanding anything in this Agreement to the contrary, Indemnitee shall not be entitled to indemnification under this Agreement:

(a)        to the extent that payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance policy; provided, that the foregoing shall not affect the rights of the Third Party Indemnitors (as defined below) pursuant to Section 5.04;

(b)       to the extent that Indemnitee is fully indemnified and actually paid other than pursuant to this Agreement; provided, that the foregoing shall not affect the rights of the Third Party Indemnitors pursuant to Section 5.04;

(c)        in connection with any Proceeding initiated by Indemnitee against the Company, any director or officer of the Company or any other party, and not by way of defense, unless (i) the Company has joined in or the Reviewing Party has consented to the initiation of such Proceeding, or (ii) the Proceeding is one to enforce indemnification rights under this Agreement or any applicable law;

(d)        for any Expenses sustained in any Proceeding for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any foreign or United States federal, state or local statute or regulation;

(e)        for any Proceeding for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(f)         to the extent the Proceeding is brought about by the conduct of Indemnitee that is finally adjudicated to (i) have been fraudulent or dishonest or to have constituted willful misconduct or willful default, and (ii) be material to the cause of action so adjudicated, unless and only to the extent that a court or an arbitral body of competent jurisdiction or any court or arbitral body in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as such court or arbitral body shall deem proper;

(g)        for any judgment, fine or penalty which the Company is prohibited by applicable law from paying as indemnity;

(h)        arising out of Indemnitee’s personal tax matter; or

(i)         arising out of Indemnitee’s breach of an employment agreement (if any) or any other agreement with the Company or any of its subsidiaries.

Section 2.04     Services to the Company; No Employment Rights. Indemnitee agrees to serve as a director or an officer of the Company under the terms of Indemnitee’s agreement with the Company for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders a resignation in writing or is removed from Indemnitee’s position; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or other obligation imposed by operation of law). Nothing in this Agreement is intended to create in Indemnitee any right to continued employment with the Company.

(5)

Section 2.05     Contribution.

(a)        If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee for any reason other than those set forth in Section 2.03, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)        To the fullest extent permissible under applicable law, without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines, liabilities and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines, liabilities or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)        The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claim of contribution brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)        To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, liabilities, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as the Reviewing Party deems fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company (together with its directors, officers, employees and agents) and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

(6)

(e)        The Company agrees that it would not be just and equitable if contribution pursuant to this Section 2.05 were determined by pro rata allocation or by any other method of allocation which does not take account of the foregoing equitable considerations.

Article III

Indemnification Process

Section 3.01     Notice and Cooperation By Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be given in accordance with Section 6.08 below. In addition, Indemnitee shall give the Company such information and cooperation as the Company may reasonably request. The failure and delay to so notify the Company will not relieve the Company from any liability which the Company may have to Indemnitee under this Agreement unless the Company shall have actually and materially lost significant substantive or procedural rights with respect to the defense of any Proceeding which is the basis of the claimed indemnification as a result of such omission to so notify.

Section 3.02     Indemnification Payment.

(a)        Advancement of Expenses. Indemnitee may submit a written request with reasonable particulars to the Company requesting that the Company advance to Indemnitee all Expenses that may be reasonably incurred in advance by Indemnitee in connection with a Proceeding (including a Proceeding to enforce indemnification rights under this Agreement or any applicable law). The Company shall, within ten (10) business days of receiving such a written request by Indemnitee, advance all requested Expenses to Indemnitee. Any excess of the advanced Expenses over the actual Expenses will be repaid to the Company.

(b)        Reimbursement of Expenses. To the extent Indemnitee has not requested any advanced payment of Expenses from the Company, Indemnitee shall be entitled to receive reimbursement for the Expenses incurred in connection with a Proceeding from the Company as soon as practicable after Indemnitee makes a written request to the Company for reimbursement.

(c)        Determination by the Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 2.01 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Counsel referred to in Section 3.02(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law or the Articles of Association, and (ii) the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 3.02(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law or the Articles of Association, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court or an arbitral body of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advanced Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any advanced Expenses shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Counsel referred to in Section 3.02(e) hereof. The Reviewing Party shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Reviewing Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom. If the Reviewing Party shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably pro-rate such part of indemnification among such claims, issues or matters. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

(7)

(d)        Enforcement of Indemnification Rights. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if Indemnitee has not otherwise been paid in full within thirty (30) days after a written demand has been received by the Company, or no advancement of Expenses has been timely made pursuant to Section 3.02(a) of this Agreement, Indemnitee shall have the right to commence litigation in any court having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. Such judicial proceeding shall be made de novo. The Company hereby consents to service of process in any such proceeding, to appear in any such proceeding, and to be bound by the determination of such proceeding. The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 3.02(d) that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)        Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses under this Agreement or any other agreement or under the Articles of Association, Independent Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, conditioned or delayed). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law, and the Company agrees to abide by such opinion.

(f)         Independent Counsel. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above regardless of the manner in which such Independent Counsel was selected or appointed and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 3.03     Assumption of Defense. In the event the Company is obligated under this Agreement to advance or bear any Expenses for any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, upon delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee in writing and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, unless (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that, based on written advice of counsel, there may be a conflict of interest of such counsel retained by the Company between the Company and Indemnitee in the conduct of any such defense, or that counsel selected by the Company may not be adequately representing Indemnitee, or (iii) the Company ceases or terminates the employment of such counsel with respect to the defense of such Proceeding, in any of which events the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. At all times, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s expense.

(8)

Section 3.04     Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement that it is not permissible under this Agreement or applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the burden of proving such a defense or determination shall be on the Company and any decision that Indemnitee is not entitled to indemnification must be supported by clear and convincing evidence. Neither the failure of the Reviewing Party or the Company to have made a determination prior to the commencement of such action by Indemnitee that indemnification is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Reviewing Party or the Company that Indemnitee had not met such applicable standard of conduct shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. In making a determination with respect to whether Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, the person or persons or entity making such determination shall presume that Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Any action, or failure to act, by Indemnitee based on Indemnitee’s good faith reliance on the records or books of account of the Company and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the written request of the Company as a director, officer, employee, agent or fiduciary (as applicable, the “Enterprise”), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise shall not, in and of itself, constitute grounds for an adverse determination with respect to whether Indemnitee acted in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (i) create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the Company and/or its shareholders, and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful or (ii) otherwise adversely affect the rights of Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided herein.

Section 3.05     No Settlement Without Consent. Neither party to this Agreement shall settle any Proceeding in any manner that would impose any damage, loss, penalty or limitation on Indemnitee without the other party’s written consent, unless such settlement provides for a full and final release of all claims asserted against such party. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement. In the event that any Proceeding to which Indemnitee is or becomes a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(9)

Section 3.06     Company Participation. Subject to Section 2.05, the Company shall not be liable to indemnify Indemnitee under this Agreement with regard to any judicial action to the extent that (x) the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense, conduct and/or settlement of such action and (y) the Company shall have actually and materially been prejudiced as a result of such omission.

Article IV

Director and Officer Liability Insurance

Section 4.01     Liability Insurance. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company with coverage for losses incurred in connection with their services to the Company or to ensure the Company’s performance of its indemnification obligations under this Agreement. To the extent the Company determines that it is no longer practicable for the Company to maintain such insurances, it shall notify promptly its directors and officers before it terminates such insurances and such termination must be approved by the majority of the Company’s directors.

Section 4.02     Coverage of Indemnitee. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such claim, including any related Proceeding or potential Proceeding, to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable in respect of such claim (including as a result of any such Proceeding) in accordance with the terms of such policies.

Section 4.03     No Obligation. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain any director and officer insurance policy if a majority of the Company’s directors determines in good faith that such insurance is not reasonably available in the case that (i) premium costs for such insurance are disproportionate to the amount of coverage provided, (ii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or (iii) Indemnitee is covered by similar insurance maintained by a parent or subsidiary of the Company.

Article V

Non-Exclusivity; Federal Preemption; Term

Section 5.01     Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Articles of Association, any vote of shareholders or directors, applicable law or any written agreement between Indemnitee and the Company (including its subsidiaries and affiliates). The indemnification provided under this Agreement shall continue to be available to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she may have ceased to serve in any such capacity at the time of any Proceeding. To the extent that a change in the applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under this Agreement or the Articles of Association, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. Notwithstanding anything in this Agreement to the contrary, the indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any of Indemnitee’s agents.

(10)

Section 5.02     Federal Preemption. Notwithstanding the foregoing, both the Company and Indemnitee acknowledge that in certain instances, U.S. federal law or public policy may override applicable law and prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Such instances include, but are not limited to, the U.S. Securities and Exchange Commission’s prohibition on indemnification for liabilities arising under certain U.S. federal securities laws. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

Section 5.03     Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his or her former or current capacity at the Company or any other enterprise (including service with respect to employee benefit plans) at the Company’s request, whether or not he or she is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company’s request.

Section 5.04     Third Party Indemnitors. To the extent that Indemnitee has or may in the future have certain rights to indemnification, advancement of expenses and/or insurance provided by his employer and/or certain of its affiliates (each, a “Third Party Indemnitor”), the Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Third Parties Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Articles of Association (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Third Party Indemnitors, and (iii)  that it irrevocably waives, relinquishes and releases the Third Party Indemnitors from any and all claims against the Third Party Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Third Party Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Third Party Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Third Party Indemnitors are express third party beneficiaries of the terms of this Section 5.04.

(11)

Article VI

Miscellaneous

Section 6.01     Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall operate as a waiver of any other provisions (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy shall constitute a waiver.

Section 6.02     Subrogation. In the event of payment to Indemnitee by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (other than against the Third Party Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

Section 6.03     No Duplication of Payments. Except as provided in Section 5.04. the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

Section 6.04     Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party hereto without the prior written consent of the other party; except that the Company may upon a Change in Control, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement in a written agreement in form and substance satisfactory to Indemnitee. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as Indemnitee’s spouses, heirs, and personal and legal representatives.

Section 6.05     Severability and Construction. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to a court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. In addition, if any portion of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by applicable law. The parties hereto acknowledge that they each have opportunities to have their respective counsels review this Agreement. Accordingly, this Agreement shall be deemed to be the product of both of the parties hereto, and no ambiguity shall be construed in favor of or against either of the parties hereto.

Section 6.06     Counterparts. This Agreement may be executed in two (2) counterparts, both of which taken together shall constitute one instrument.

Section 6.07     Governing Law and Dispute Resolutions.

(a)        This Agreement and all matters, claims, controversies, disputes, suits, actions or proceedings arising out of or relating to this Agreement and the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, including all rights of the parties hereto (whether sounding in contract, tort, common or statutory law, equity or otherwise) in connection therewith, shall be governed by and construed in accordance with the laws of Hong Kong, without regard to its conflict of laws rules.

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(b)        Any dispute, controversy or claim of whatever nature arising under, out of or in connection with this Agreement, including any question regarding its existence, validity, or termination, or any non-contractual obligations arising out of or in connection with this Agreement (a “Dispute”) shall be referred to and finally settled by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules (the “Rules”) in force at the date of this Agreement, which Rules are deemed to be incorporated by reference into this Section 6.07. There shall be three (3) arbitrators, one nominated by the initiating party in the request for arbitration, the second nominated by the other party within thirty (30) days of receipt of the request for arbitration, and the third, who shall act as presiding arbitrator, nominated by the two parties within thirty (30) days of the appointment of the second arbitrator. If any arbitrators are not nominated within these time periods, the President of HKIAC shall make the appointment(s).

(c)        The seat, or legal place, of the arbitration shall be Hong Kong. The language of the arbitration shall be English.

(d)        The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(e)        Any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitration tribunal.

Section 6.08     Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if (i) delivered by hand, against receipt, on the date of delivery, or (ii) mailed, on the third business day after mailing, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company or (iii) when sent by confirmed electronic mail if sent during normal business hours of the recipient and, if not so confirmed, then on the next business day. All communications shall be sent to:

FWD Group Holdings Limited at:

Address: 13/F, 14 Taikoo Wan Road, Taikoo Shing, Hong Kong

Email: [●]

Attention: Group General Counsel

and to the

Indemnitee:

[insert name]

Address: [●]

Email: [●]

or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be, in accordance with this Section.

Section 6.09     Certain Relationships. The obligations and rights created under this Agreement shall not be affected by any amendment to the Articles of Association or any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights which Indemnitee now or in the future has against the Company or any other person or entity.

Section 6.10     Acknowledgment. The Company expressly acknowledges that it has entered into this Agreement and assumed the obligations imposed on the Company under this Agreement in order to induce Indemnitee to serve or to continue to serve as a director or an officer and acknowledges that Indemnitee is relying on this Agreement in serving or continuing to serve in such capacity. The Company further agrees to stipulate in any court or arbitral proceeding that the Company is bound by all of the provisions of this Agreement.

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Section 6.11     Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, or Indemnitee’s estate, heirs, executors, administrators or personal or legal representatives after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

Section 6.12     Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 6.13     Third Party Beneficiary. Except as set forth in Section 5.04, no person who is not a party to this Agreement has any right under Contracts (Rights of Third Party) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce any term and/or benefit of this Agreement.

[Signature page follows]

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In witness whereof, the parties hereto execute this Agreement as of the date first written above.

FWD Group Holdings Limited

Name:
Title:

Indemnitee

Name: [●]
Title: [●]